As Filed With the Securities and Exchange Commission on
October 31, 2001
                                   Registration No. 333-71568
                                   Registration No. 333-71568-01
                                   Registration No. 333-71568-02
________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                           ___________

                  PRE-EFFECTIVE AMENDMENT NO. 1
                                TO
                            FORM S-3

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

Sovereign Bancorp, Inc.       Pennsylvania     23-2453088
Sovereign Capital Trust III   Delaware         To Be Applied For
Sovereign Capital Trust IV    Delaware         To Be Applied For

(Exact Name of Registrant as (State or Other   (I.R.S. Employer
  Specified in its Charter)   Jurisdiction of   Identification
                              Incorporation or      Number)
                              Organization)

                           ___________


                        2000 Market Street
                 Philadelphia, Pennsylvania 19103
                          (215) 557-4630
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ___________

                          Jay S. Sidhu
                      Sovereign Bancorp, Inc.
                        2000 Market Street
                  Philadelphia, Pennsylvania 19103
                          (215) 557-4630
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ___________



                           Copies To:

Joseph M. Harenza, Esq.                William J. Reynolds, Esq.
Stevens & Lee                          Stevens & Lee
111 North Sixth Street                 111 North Sixth Street
Reading, PA  19601                     Reading, PA  19601
(610) 478-2160                         (610) 478-2099

                           ___________


     Approximate Date of Commencement of Proposed Sale of the
Securities to the Public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering. [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ X ]


                           ___________


     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
________________________________________________________________



                        INTRODUCTORY NOTE

     This Registration Statement contains a form of base prospectus for debt securities, preferred stock, depositary shares, common stock, warrants and stock purchase contracts and stock purchase units of Sovereign Bancorp, Inc., and the preferred securities of Sovereign Capital Trust III and Sovereign Capital Trust IV, and related junior subordinated debt securities, guarantees and certain back-up obligations of Sovereign Bancorp, Inc.

     To the extent required, the information in the prospectuses, included financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the appropriate base prospectus will be filed.


PROSPECTUS

                          $1,000,000,000

                      Sovereign Bancorp, Inc.

May Offer --

                         Debt Securities
                         Preferred Stock
                        Depositary Shares
                           Common Stock
                             Warrants
                     Stock Purchase Contracts
                       Stock Purchase Units
                           ___________

                            The Trusts

May Offer --

                    Trust Preferred Securities
                           ___________

     We and, in the case of the trust preferred securities, the applicable Trust, may offer and sell from time to time up to $1,000,000,000 of the securities. The securities will be offered in amounts, at prices and on terms to be determined by market conditions at the time of offering.

     This prospectus contains a general description of the securities that may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

     Our common stock is listed on the New York Stock Exchange under the symbol "SOV."

     These securities are not savings or deposit accounts or other obligations of any of our bank or nonbank subsidiaries and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency.
                           ___________

     Neither the Securities and Exchange Commission nor any
state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any
representation to the contrary is a criminal offense.
                           ___________

     This Prospectus is dated November 2, 2001.



                        TABLE OF CONTENTS
                                                            Page

ABOUT THIS PROSPECTUS ...................................     1
WHERE YOU CAN FIND MORE INFORMATION......................     2
FORWARD-LOOKING STATEMENTS...............................     4
PROSPECTUS SUMMARY.......................................     8
USE OF PROCEEDS..........................................    11
OUR RATIO OF EARNINGS TO FIXED CHARGES...................    11
DESCRIPTION OF COMMON STOCK..............................    12
DESCRIPTION OF PREFERRED STOCK...........................    12
DESCRIPTION OF DEPOSITARY SHARES.........................    16
DESCRIPTION OF DEBT SECURITIES...........................    20
DESCRIPTION OF WARRANTS..................................    42
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK
  PURCHASE UNITS.........................................    48
DESCRIPTION OF CAPITAL SECURITIES........................    49
DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST
  GUARANTEES.............................................    55
CERTAIN TAX CONSIDERATIONS...............................    62
PLAN OF DISTRIBUTION.....................................    62
ERISA CONSIDERATIONS.....................................    66
LEGAL MATTERS............................................    66
EXPERTS..................................................    65



                     ABOUT THIS PROSPECTUS

    This prospectus is a combined prospectus that is part of two registration statements that we and the Trusts filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we and, in the case of the trust preferred securities, the applicable Trust, may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000.

     This prospectus provides you with a general description of the securities we and the Trusts may offer. Each time we or the Trusts sell securities, we or the applicable Trust will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we or the Trusts make in this prospectus will be modified or superseded by any inconsistent statement made by us or the Trusts in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the following section.



             WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, we and the Trusts have filed a registration statement (No. 333-71568; 333-71568-01; 333-71568-02) relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call
(212) 656-5060.

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

          - our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          - our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2001;

          - our Current Reports on Form 8-K filed with the SEC on January 25, 2001 (as amended by 8-K/A filed on February 5, 2001), February 8, 2001, February 12, 2001, February 21, 2001, March 27, 2001,
             July 3, 2001 (8-K/A No. 2), July 17 and October 19,
             2001;

          - the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 3, 2001, and any amendments or reports filed for the purpose of updating such registration statement; and

          - the description of our stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on July 3, 2001, and any amendments or reports filed for the purpose of updating such registration statement.

     You may request a copy of these filings, in most cases without exhibits, at no cost, by writing or telephoning us at the following address:

                    Investor Relations Office
                     Sovereign Bancorp, Inc.
                     1130 Berkshire Boulevard
                 Wyomissing, Pennsylvania  19610
                          (610) 988-0300
                           ___________

     No separate financial statements of the Trusts have been included or incorporated by reference herein. We and the Trusts do not consider such financial statements material to holders of trust preferred securities because:

          - all of the voting securities of each Trust will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934;

          - no Trust has independent operations, but rather each exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in debt securities; and

          - the obligations of the Trusts under the trust preferred securities are fully and unconditionally guaranteed by us to the extent set forth herein.

See "The Trusts" and "Description of Trust Preferred Securities and Trust Guarantees -- Trust Guarantees."

     You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

                   FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us, the Trusts or on behalf of us or the Trusts. The presentations, and certain of the other disclosure in this prospectus, the accompanying prospectus supplement and in the documents incorporated by reference, including any statements preceded by, followed by or which include the words "may," "could," "should," "pro forma," "looking forward," "will," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," "strive," "hopefully," "try," "assume" or similar expressions constitute forward-looking statements.

     These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to the beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of us and the Trusts, including expectations and estimates with respect to our:

          - growth in cash earnings, operating earnings, net income, shareholder value and internal tangible equity generation;

          -  growth in earnings per share;

          -  return on equity;

          -  return on assets;

          -  efficiency ratio;

          -  tier 1 leverage ratio;

          - annualized net charge-offs and other asset quality measures;

          -  fee income as a percentage of total revenue;

          -  tangible equity to assets;

          -  book value and tangible book value per share; and

          - loan and deposit portfolio compositions, employee retention, deposit retention, asset quality, reserve adequacy.

     Although we and the Trusts believe that the expectations reflected in these forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond the control of us and the Trusts). The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations, and other forward-looking statements:

          - the strength of the United States economy in general and the strength of the regional and local economies in which we conduct operations;

          - the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

          - inflation, interest rate, market and monetary fluctuations;

          - our ability to successfully integrate the assets, liabilities, customers, systems and management we acquire into our operations and our ability to realize related revenue synergies and cost savings between expected time frames;

          - our timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

          - the willingness of customers to substitute competitors' products and services and vice versa;

          - the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, capital, liquidity, proper accounting treatment, securities and insurance, and the application thereof by regulatory bodies and the impact of changes in generally accepted accounting principles;

          -  technological changes;

          -  changes in consumer spending and savings habits;

          -  regulatory or judicial proceedings;

          -  changes in asset quality; and

          - our success in managing the risks involved in the foregoing.

     If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and the accompanying prospectus supplement. Therefore, we and the Trusts caution you not to place undue reliance on any forward-looking information and statements.

     Neither we nor the Trusts intend to update any forward-looking information and statements, whether written or oral, to reflect change. All forward-looking statements attributable to us or the Trusts are expressly qualified by these cautionary statements.

     Operating earnings, cash earnings and core revenue, which are included and defined in certain documents incorporated herein by reference, and the related ratios using these measures are not a substitute for other financial measures determined in accordance with generally accepted accounting principles. Because all companies do not calculate these measures in the same fashion, these measures as presented may not be comparable to other similarly titled measures of other companies.



                       PROSPECTUS SUMMARY

     This summary provides a brief overview of us and the Trusts and all material terms of the offered securities that are known as of the date of this prospectus. For more complete information about us and the Trusts and a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

          - this prospectus, which explains the general terms of the securities that we and the Trusts may offer;

          - the accompanying prospectus supplement, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

          -  the documents referred to in "Where You Can Find
             More Information" for information about us, including our financial statements.

                     SOVEREIGN BANCORP, INC.

     We are a Pennsylvania business corporation and the holding company for Sovereign Bank, a federal savings bank. As of June 30, 2001, we had total consolidated assets, deposits and shareholders' equity of approximately $34.4 billion, $23.3 billion and $2.1 billion, respectively.

     We conduct our operations principally through our subsidiary, Sovereign Bank. Sovereign Bank's primary business consists of attracting deposits from its network of community banking offices, and originating small business and middle market commercial and asset-based loans, consumer and residential mortgage loans and home equity lines of credit in Pennsylvania, New Jersey, Delaware and New England.

     Our principal executive offices are located at 2000 Market
Street, Philadelphia, Pennsylvania 19103, and our telephone number is (215) 557-4630.



                  THE SECURITIES WE MAY OFFER

     We may use this prospectus to offer up to $1,000,000,000 of:

          -  debt securities;

          -  preferred stock;

          -  depositary shares;

          -  common stock;

          -  warrants;

          -  stock purchase contracts; and

          -  stock purchase units.

     A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.

                           THE TRUSTS

     Each Trust is a statutory business trust formed under Delaware law pursuant to a separate declaration of trust executed by us, as sponsor for such Trust, and the trustees of such Trust and the filing of a certificate of trust with the Delaware Secretary of State.

     Unless an accompanying prospectus supplement provides otherwise, each Trust exists for the sole purposes of:

          -  issuing the trust preferred securities;

          - investing the gross proceeds of the sale of the trust preferred securities in a specific series of our subordinated debt securities; and

          - engaging in only those other activities necessary or incidental thereto.

     All of the common securities of each Trust will be owned by us. The trust common securities will rank on a parity, and payments will be made thereon pro rata, with the trust preferred securities, except that upon the occurrence and continuance of an event of default under the applicable declaration of trust, the rights of the holders of the applicable trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable trust preferred securities.

     We will acquire trust common securities having an aggregate liquidation amount equal to a minimum of 3% of the total capital of each Trust. Each Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable declaration of trust. Each Trust's business and affairs will be conducted by the trustees. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each Trust. The duties and obligations of the trustees shall be governed by the declaration of trust. At least one of the trustees of each Trust will be one of our employees or officers who will act as the administrative trustee. One trustee of each Trust will be a financial institution that is not affiliated with us, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware. We will pay all fees and expenses related to each Trust and the offering of the trust preferred securities. Unless otherwise set forth in the prospectus supplement, the property trustee will be The Bank of New York, and the Delaware trustee will be The Bank of New York, Delaware. The office of the Delaware trustee in the State of Delaware is White Clay Center, Newark, Delaware 19711. The principal place of business of each Trust is 103 Foulk Road, Suite 2000, Wilmington, Delaware 19803.

               THE SECURITIES THE TRUSTS MAY OFFER

Each Trust may use this prospectus to offer up to $1,000,000,000 of trust preferred securities.

     A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of the trust preferred securities.

                         USE OF PROCEEDS

     Except as otherwise described in any prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, which may include working capital, capital expenditures, repayment of existing indebtedness, financing possible future acquisitions, repurchasing shares of our common stock, and providing advances to or investments in Sovereign Bank and other direct or indirect subsidiaries. The amounts and timing of our application of the proceeds will depend upon many factors, including the funding requirements of Sovereign Bank and other direct or indirect subsidiaries, the availability of other funds, and the existence of acquisition opportunities. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.

              OUR RATIO OF EARNINGS TO FIXED CHARGES

     We computed our ratio of earnings to fixed charges by dividing earnings by fixed charges on a consolidated basis. We computed our ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. Earnings consist primarily of income before income taxes adjusted for fixed charges. Fixed charges consist primarily of interest expense on short-term and long-term borrowings.

                                       Six Months
                                          Ended              Year Ended December 31,
                                      June 30, 2001   2000(2)   1999    1998    1997   1996
Ratio of Earnings to Fixed Charges
    Excluding interest on deposits...     1.18x         --     1.47x   1.49x   1.44x  1.49x
    Including interest on deposits...     1.07x         --     1.27x   1.24x   1.22x  1.22x
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends (1)
    Excluding interest on deposits...     1.18x         --     1.47x   1.48x   1.41x  1.44x
    Including interest on deposits...     1.07x         --     1.27x   1.24x   1.21x  1.20x

_______________
(1) On May 15, 1998, we redeemed all outstanding shares of our 6-1/4% Cumulative Convertible Preferred Stock, Series B at a redemption price of $52.188 per share. Substantially all holders of the Series B Preferred Stock converted their shares of preferred stock to shares of our common stock.

(2) Fixed charges exceeded earnings by $106.2 million for the year ended December 31, 2000.

DESCRIPTION OF COMMON STOCK

     We may issue, either separately or together with other securities, shares of common stock. Under our articles of incorporation, we are authorized to issue up to 400,000,000 shares of common stock. Upon our receipt of the full specified purchase price therefor, the common stock will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities. See "Description of Capital Securities" below.

                 DESCRIPTION OF PREFERRED STOCK

     The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you.
The statement with respect to shares relating to each particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement, of which this prospectus forms a part. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

     Under our articles of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

          -  the number of shares to be included in the series;

          - the designation, powers, preferences and rights of the shares of the series; and

          - the qualifications, limitations or restrictions of such series, except as otherwise stated in the articles of incorporation.

     Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a statement with respect to shares as an amendment to our articles of incorporation. The term "board of directors" includes any duly authorized committee.

     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our and our subsidiaries' officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging a transaction to acquire us which is deemed undesirable by our board of directors.

     The preferred stock will be, when issued, fully paid and nonassessable. Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire any other shares of our capital stock.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

     Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

     Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

     We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

          - all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

          - the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

     Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

     Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any of our other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

          - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

          - the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

     The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Redemption

     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, or may be mandatorily redeemed.

     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

     Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

     The holders of shares of preferred stock will have no voting rights, except:

          -  as otherwise stated in the prospectus supplement;

          - as otherwise stated in the statement with respect to shares establishing such series; or

          -  as required by applicable law.

DESCRIPTION OF DEPOSITARY SHARES

     The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.
A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

     We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company we select and that has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

     The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

     If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

     Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

     Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

     We will agree to take all actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

          - all outstanding depositary shares have been redeemed; or

          - a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other
Governmental Charges

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

     Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

     The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

     The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

     Neither we nor the preferred stock depositary will be liable if we or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties thereunder and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

                 DESCRIPTION OF DEBT SECURITIES

     The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture and supplemental indentures, if any, including the defined terms, for the provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Whenever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

General

     The debt securities offered by this prospectus will be our secured or unsecured obligations, and will be either senior debt or subordinated debt, or junior subordinated debt. Senior debt will be issued under a senior indenture. Subordinated debt will be issued under a subordinated indenture. Junior subordinated debt will be issued under a junior subordinated indenture. The senior indenture, the subordinated indenture, and the junior subordinated indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Except as specified in "Senior Debt," "Subordination," the fifth following paragraph or otherwise below and in any applicable prospectus supplement, any junior subordinated debt will be subject to the same terms and conditions as subordinated debt and will be issued under a junior subordinated indenture filed as an exhibit to this registration statement. Unless the context provides otherwise, references to the subordinated indenture shall also be deemed to be references to the junior subordinated indenture. The indentures have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part. To obtain copies of the indentures, please see "Where You Can Find More Information" or contact the applicable trustee.

     Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the indentures will be BNY Midwest Trust Company.

      The indentures do not limit the total principal amount of debt securities that may be issued and the indentures provide that debt securities of any series may be issued up to the total principal amount which we authorize from time to time. Except as may be set forth in a prospectus supplement, neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which we or any of our affiliates may issue.

     Because we are a holding company, the claims of creditors of our subsidiaries, including Sovereign Bank, will have a priority over our rights as a shareholder of Sovereign Bank, and also over the rights of our creditors, including the holders of our debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation or recapitalization, except to the extent that we may be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory limitations on the payment of dividends and on loans and other transfers from our banking subsidiaries to us.

     The amount of debt securities offered by this prospectus will be limited to the amounts described on the cover of this prospectus. The indentures provide that our senior, subordinated or junior subordinated debt securities may be issued in one or more series with different terms, in each case as we authorize from time to time. (Section 301)

     The senior securities may be unsecured or secured by our assets, including the stock of Sovereign Bank we own, and, except as may be set forth in a prospectus supplement, will rank on an equal basis with our other unsecured senior debt. The subordinated securities and junior subordinated securities will be unsecured and, except as may be set forth in a prospectus supplement, will rank on an equal basis with our other subordinated debt or junior subordinated debt, respectively, and, together with such other subordinated debt or junior subordinated debt, will be subordinate and junior in right of payment to the prior payment in full of our senior debt (which in the case of the junior subordinated debt will also include subordinated debt) as described below under "Subordination."

     The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

          - the designation and any limit on the total principal amount of such debt securities;

          - the price (expressed as a percentage of the total principal amount) at which such debt securities will be issued;

          - the date or dates on which such debt securities will mature or method by which such dates can be determined;

          - the currency or currencies in which such debt securities are being sold and are denominated and the circumstances, if any, under which any debt securities may be payable in a currency other than the currency in which such debt securities are denominated, and if so, the exchange rate, the exchange rate agent and, if the holder of any such debt securities may elect the currency in which payments are to be made, the manner of such election;

          - the denomination in which any debt securities which are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any debt securities which are bearer securities will be issuable, if other than the denomination of $5,000;

          - the rate or rates (which may be fixed or variable) at which such debt securities will bear interest, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

          - the date from which interest on such debt securities will accrue, the dates on which such interest will be payable or method by which such dates can be determined, the date on which payment of such interest will commence and the circumstances, if any, in which we may defer interest payments;

          - the dates on which, and the price or prices at which, such debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or mandatory repayment provisions, be redeemed or repaid and the other terms and provisions of any such optional redemption or mandatory repayment;

          - any terms by which such debt securities may be convertible into common stock (see "Description of Common Stock"), preferred stock (see "Description of Preferred Stock"), or any of our other capital securities (see "Description of Capital Securities") and, in case of debt securities convertible into preferred stock, the terms of such preferred stock;

          - any terms by which the principal of such debt securities will be exchangeable for capital securities and any terms creating a securities fund pursuant to which the proceeds of sales of capital securities may be designated on our books for the payment of any of the principal of such debt securities;

          - whether such debt securities are to be issuable as bearer securities and/or registered securities and, if issuable as bearer securities, the terms upon which any bearer securities may be exchanged for registered securities;

          - whether such debt securities are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

          - if a temporary global debt security is to be issued with respect to such series, the extent to which, and the manner in which, any interest payable on an interest payment date prior to the issuance of a permanent global security or definitive bearer securities will be credited to the accounts of the persons entitled to interest on the interest payment date;

          - if a temporary global security is to be issued with respect to such series, the terms upon which interests in such temporary global security may be exchanged for interests in a permanent global security or for definitive debt securities of the series and the terms upon which interests in a permanent global security, if any, may be exchanged for definitive debt securities of the series;

          - any additional restrictive covenants included for the benefit of holders of such debt securities;

          - any additional events of default provided with respect to such debt securities;

          - information with respect to book-entry procedures, if any;

          - whether the debt securities will be repayable at the option of the holder in the event we are subject to a change in control;

          - any other terms of the debt securities not inconsistent with the provisions of the applicable indenture;

          - the terms of any securities being offered together with or separately from the debt securities;

          - if such debt securities are original issue discount securities, the accreted or notational value thereof (or method of determining such amount) upon acceleration of maturity;

          - any guarantees issued with respect to such debt securities; and

          - any security interests or other liens granted to secure such debt securities.

     Such prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities and certain United States federal income tax consequences and other special considerations applicable to such series of debt securities. If a debt security is denominated in a foreign currency, such debt security may not trade on a U.S. national securities exchange unless and until the SEC has approved appropriate rule changes pursuant to the Securities Exchange Act of 1934 to accommodate the trading of such debt security.

Form, Exchange, Registration and Transfer

     Debt securities of a series may be issuable in definitive form solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Unless otherwise indicated in the prospectus supplement, bearer securities other than bearer securities in temporary or permanent global form will have interest coupons attached. (Section 201) Each indenture also provides that bearer securities or registered securities of a series may be issuable in permanent global form. (Section 203) See "Permanent Global Securities."

     Registered securities of any series will be exchangeable for other registered securities of the same series of authorized denominations and of a like total principal amount, tenor and terms. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. Bearer securities surrendered in exchange for registered securities between the close of business on a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture.
Bearer securities will not be issued in exchange for registered securities. (Section 305) Each bearer security, other than a temporary global bearer security, and each interest coupon will bear an appropriate legend as will be specified in an applicable prospectus supplement.

     Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to such series of debt securities, without service charge and upon payment of any taxes and other governmental charges. (Section 305) If the applicable prospectus supplement refers to any transfer agent (in addition to the security registrar) we initially designate with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or security registrar) acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for such series and, if debt securities of a series are issuable as bearer securities, we must maintain (in addition to the security registrar) a transfer agent in a place of payment for such series located outside the United States.
We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

     We shall not be required to:

          - issue, register the transfer of, or exchange debt securities of any particular series to be redeemed or exchanged for capital securities for a period of 15 days preceding the first publication of the relevant notice of redemption or, if registered securities are outstanding and there is no publication, the mailing of the relevant notice of redemption;

          - register the transfer of or exchange any registered security selected for redemption or exchange in whole or in part, except the unredeemed or unexchanged portion of any registered security being redeemed or exchanged in part; or

          - exchange any bearer security selected for redemption or exchange except that such a bearer security may be exchanged for a registered security of like tenor and terms of that series, provided that such registered security shall be surrendered for redemption or exchange. (Section 305)

     Additional information regarding restrictions on the issuance, exchange and transfer of, and special United States federal income tax considerations relating to, bearer securities will be set forth in the applicable prospectus supplement.

Temporary Global Securities

     If so specified in the applicable prospectus supplement, all or any portion of the debt securities of a series which are issuable as bearer securities will initially be represented by one or more temporary global securities, without interest coupons, to be deposited with a common depositary such as Euroclear System and Clearstream Banking, societe anonyme, Luxembourg for credit to designated accounts. On and after the date determined as provided in any such temporary global security and described in the applicable prospectus supplement, but within a reasonable time, each such temporary global security will be exchangeable for definitive bearer securities, definitive registered securities or all or a portion of a permanent global bearer security, or any combination thereof, as specified in the prospectus supplement. No definitive bearer security or permanent global bearer security delivered in exchange for a portion of a temporary global security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

     Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary global securities will be set forth in the applicable prospectus supplement.

Permanent Global Securities

     If any debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global security may exchange their interests for debt securities of such series and of like tenor and principal amount of any authorized form and denomination. Principal of and any premium and interest on a permanent global security will be payable in the manner described in the applicable prospectus supplement.

Payments and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement:

          - payments of principal of and premium, if any, and interest, if any, on bearer securities will be payable in the currency designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time;

          - such payments may be made, at the option of the holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States; and

          - payment of interest on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date to a paying agent outside the United States. (Section 1001)

     No payment with respect to any bearer security will be made at any office or paying agency we maintain in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and interest, if any, on bearer securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency we designate in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the trustee receives an opinion of counsel that such payment within the United States is legal. (Section 1002)

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and premium, if any, and interest, if any, on a registered security will be payable in the currency designated in the prospectus supplement, and interest will be payable at the office of such paying agent or paying agents as we may appoint from time to time, except that, at our option, payment of any interest may be made by a check in such currency mailed to the holder at the holder's registered address or by wire transfer to an account in such currency designated by the holder in writing not less than ten days prior to the date of payment. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on a registered security will be made to the person in whose name such registered security is registered at the close of business on the regular record date for such payments. (Section 307) Unless otherwise indicated in the applicable prospectus supplement, principal payable at maturity will be paid to the registered holder upon surrender of the registered security at the office of a duly appointed paying agent.

     The paying agents outside the United States we initially appoint for a series of debt securities will be named in the applicable prospectus supplement. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent outside the United States so long as any bearer securities are outstanding where bearer securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of debt securities is listed on the stock exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of debt securities. (Section 1002)

     All moneys we pay to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will, at our request, be repaid to us, and the holder of such debt security or any coupon will thereafter look only to us for payment. (Section 1003)

Covenants Contained in Indentures

     Unless an accompanying prospectus supplement provides otherwise, the indentures will provide that we may not:

          - sell, transfer, or otherwise dispose of any shares of voting stock of Sovereign Bank or permit Sovereign Bank to issue, sell, or otherwise dispose of any shares of its voting stock unless we retain direct ownership of at least 80% of the voting stock;

          - permit Sovereign Bank to merge or consolidate unless we directly own at least 80% of the voting stock of the surviving entity; or

          - convey or transfer its properties and assets substantially as an entirety to any other entity unless we directly own at least 80% of the voting stock of the entity. (Section 1005)

     With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indentures, these requirements may be modified so as to reduce the required percentage of ownership from 80% to a majority. (Section 902)

     The senior indenture provides that we will not create, assume, incur, or suffer to exist, as security for indebtedness for borrowed money, any mortgage, pledge, encumbrance or lien or charge of any kind upon more than 20% of the voting stock of Sovereign Bank (other than directors' qualifying shares) without effectively providing that each series of senior securities be secured equally and ratably with (or prior to) such indebtedness. (Section 1004 of the senior indenture) The subordinated indenture does not contain a similar covenant.

     We are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on our property (other than, in the case of the senior indentures, on the voting stock of Sovereign Bank as described above) for any purposes or from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specific levels of net worth or liquidity. In addition, the indentures do not contain any provision which would require us to repurchase, redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us which may adversely affect the creditworthiness of the debt securities.

     The above covenants may be modified by, or additional covenants may be provided for in, a supplemental indenture, as will be further described in an applicable prospectus supplement.

Modification and Waiver

     Except as to the above, and certain other modifications and amendments not adverse to holders of debt securities, modifications and amendments of and waivers of compliance with certain restrictive provisions under each indenture may be made only with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of each series affected by such modification, amendment or waiver.

     No such modification or amendment may, without the consent of the holder of each security so affected:

          - change the stated maturity of the principal or any installment of principal or any installment of interest, if any;

          - reduce the amount of principal or interest payable on the debt security, or any premium payable upon its redemption or repayment or, in the case of an original issue discount security, the amount of principal payable upon the acceleration of its maturity;

          - change the place of payment or the currency in which principal or interest is payable, if any;

          - impair the right of any holders to sue for the enforcement of any payment of the principal, premium, if any, and interest, if any, or adversely affect the holder's right of repayment, if any, at the option of the holder;

          - reduce the percentage in principal amount of outstanding debt securities of any series, whose holders must consent for modification or amendment of the applicable indenture, or for waiver of compliance with certain provisions of the applicable indenture, or for waiver of certain defaults;

          - reduce the requirements contained in the applicable indenture for quorum or voting;

          - in the case of debt securities exchangeable for capital securities, impair any right to the delivery of capital securities in exchange for such debt securities or the right to sue for the enforcement of any such delivery or, in the case of debt securities convertible into common stock or preferred shares, impair any right to convert such debt securities; or

          -  modify any of the above provisions. (Section 902)

     Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder if debt securities of that series are issuable in whole or in part as bearer securities. (Section 1601) A meeting may be called at any time by the trustee for such debt securities, or upon our request or the holders of at least 10% in principal amount of the outstanding debt securities of such series, upon notice given in accordance with the applicable indenture. (Section 1602)

     Except as limited by the preceding paragraph:

          - any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series;

          - any resolution with respect to any consent or waiver which may be given only by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series issued under an indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of 66 2/3% in principal amount of such outstanding debt securities of that series; and

          - any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series issued under an indenture may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. (Section 1604)

     Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons issued under that indenture. The quorum at any meeting of holders of a series of debt securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of such series.

     If any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series, the persons holding or representing
66 2/3% in principal amount of the outstanding debt securities of such series issued under that indenture will constitute a quorum. (Section 1604)

Events of Default

     Unless otherwise provided in the applicable prospectus supplement, any series of senior securities issued under the senior indenture will provide that the following shall constitute events of default with respect to such series:

          - default in payment of principal of or premium, if any, on any senior security of such series when due;

          - default for 30 days in payment of interest, if any, on any senior security of such series or related coupon, if any, when due;

          - default in the deposit of any sinking fund payment on any senior security of such series when due;

          - default in the performance of any other covenant in such indenture, continued for 90 days after written notice of the default by the trustee thereunder or by the holders of at least 25% in principal amount of the outstanding senior securities of such series issued under that indenture; and

          - certain events of our or Sovereign Bank's bankruptcy, insolvency or reorganization.
             (Section 501 of the senior indenture)

     Unless otherwise provided in the applicable prospectus supplement, any series of subordinated securities issued under the subordinated indenture will provide that the only event of default will be certain events of our bankruptcy. (Section 501 of the subordinated indenture) Unless specifically stated in the applicable prospectus supplement for a particular series of subordinated securities, there is no right of acceleration of the payment of principal of the subordinated securities upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the subordinated securities or subordinated indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant (including, if applicable, any covenant to deliver any capital securities required to be delivered or any covenant to sell capital securities in a secondary offering) or agreement in the subordinated securities or subordinated indenture, the trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium, if any, or interest, if any, or to obtain the performance of such covenant or agreement or any other proper remedy, including, in the case of the failure to deliver capital securities, a proceeding to collect money equal to the principal amount of any subordinated securities for which capital securities were to be exchanged. (Section 503 of the subordinated indenture)

     We are required to file with each trustee annually an officers' certificate as to the absence of certain defaults under the terms of the indentures. (Section 1007 of the senior indenture, Section 1004 of the subordinated indenture) Each indenture provides that if an event of default shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series issued under that indenture may declare the principal of all such debt securities (or in the case of original issue discount series, such portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable. (Section 502) In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of any such series and any related coupons, waive any past default or event of default except a default in payment of the principal of or premium, if any, on any of the debt securities of such series and in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series or coupons affected. (Section 513)

     Each indenture contains a provision entitling the trustee, subject to the duty during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series or any related coupons before proceeding to exercise any right or power under such indenture at the request of such holders. (Section 603) Each indenture provides that no holder of any debt securities of any series or any related coupons may institute any proceeding, judicial or otherwise, to enforce such indenture except in the case of failure of the trustee, for 60 days, to act after it is given notice of default, a request to enforce such indenture by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series, and an offer of indemnity reasonable to the trustee. (Section 507) This provision will not prevent any holder of debt securities or any related coupons from enforcing payment of the principal, premium, if any, and interest, if any, at their respective due dates. (Section 508) The holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under an indenture may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such debt securities or exercising any trust or power conferred on it with respect to the debt securities of such series. However, such trustee may refuse to follow any direction that conflicts with law or the indenture under which it serves or which would be unjustly prejudicial to holders not joining the proceeding. (Section 512)

     Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities known to it, give to the holders of debt securities of such series notice of such default if not cured or waived. Except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any debt securities of such series or any related coupons or in the payment of any sinking fund installment with respect to debt securities of such series or in the exchange of capital securities for debt securities of such series, the trustee for such debt securities shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holders of such debt securities. (Section 602)

Defeasance

     We may terminate certain of our obligations under each indenture with respect to the debt securities of any series, including our obligations to comply with the covenants described under the heading "Covenants Contained in Indentures" above, on the terms and subject to the conditions contained in the indentures, by depositing in trust with the trustee money and/or, to the extent such debt securities are denominated and payable in U.S. dollars only, eligible instruments which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal and premium, if any, and interest, if any, on such debt securities, and any mandatory sinking fund, repayment or analogous payments on the securities, on the scheduled due dates for payment. Such deposit and termination is conditioned upon our delivery of an opinion of counsel that the holders of such debt securities will have no federal income tax consequences as a result of such deposit and termination. Such termination will not relieve us of our obligation to pay when due the principal of or interest on such debt securities if such debt securities of such series are not paid from the money or eligible instruments held by the trustee for the payment thereof. (Section 401) This is called "covenant defeasance." The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance with respect to the debt securities of a particular series.

Senior Debt

     Except as may be described in an applicable prospectus supplement, senior debt is any obligation to our creditors, now outstanding or subsequently incurred, other than:

          - any obligation as to which the instrument creating or evidencing it or pursuant to which it is outstanding provides that such obligation is not senior debt;

          - obligations evidenced by debt securities issued under the subordinated indenture (Section 101 of the subordinated indenture) (except in the case of the junior subordinated indenture (section 101 of the junior subordinated indenture)); and

          - obligations evidenced by debt securities issued under the junior subordinated indenture.

Subordination

     The subordinated securities or the junior subordinated securities, as applicable, shall be subordinate and junior in right of payment, to the extent set forth in the subordinated indenture or the junior subordinated indenture, as applicable, to all of our senior debt (as such term is defined above). In the event that we default in the payment of any principal, premium, if any, or interest, if any, on any senior debt when it becomes due and payable, whether at maturity, or at a date fixed for prepayment, or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the subordinated securities or the junior subordinated securities, as applicable, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated securities or the junior subordinated indenture, as applicable. (Section 1801 of the subordinated indenture or the junior subordinated securities, as applicable) A series of subordinated debt securities may be issued that is subordinate to the senior debt, but is senior as to right of payment to some or all other series of subordinated or junior subordinated debt securities.

     In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding, relating to us, our creditors or our property, any proceeding for our liquidation, dissolution or other winding up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors, or any other marshalling of our assets, all senior debt (including any interest accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal or interest on the subordinated securities or the junior subordinated securities, as applicable. In such event, any payment or distribution on account of the principal of or interest on the subordinated securities or the junior subordinated securities, as applicable, whether in cash, securities or other property (other than our securities or the securities of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated securities or the junior subordinated securities, as applicable, to the payment of all senior debt at the time outstanding, and to any securities issued under any such plan of reorganization or adjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated securities shall be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among such holders until all senior debt (including any interest accruing after the commencement of any such proceedings) shall have been paid in full. (Section 1801 of the subordinated indenture or the junior subordinated indenture, as applicable).

     In the event of any such proceeding, after payment in full of all sums owing with respect to senior debt, the holders of subordinated securities or junior subordinated securities, as applicable, together with the holders of any of our obligations ranking on an equal basis with the subordinated securities or junior subordinated securities, as applicable, shall be entitled to be repaid from our remaining assets the amounts at the time due and owing on account of unpaid principal, premium, if any, and interest, if any, on the subordinated securities or junior subordinated securities, as applicable and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any of our capital stock or obligations ranking junior to the subordinated securities or junior subordinated securities, as applicable, and such other obligations. If any payment or distribution on account of the principal of or interest on the subordinated securities or junior subordinated securities, as applicable, of any character or any security, whether in cash, securities or other property (other than our securities or the securities of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated securities or junior subordinated securities, as applicable, to the payment of all senior debt at the time outstanding and to any securities issued under any such plan of reorganization or readjustment) shall be received by any holder of any subordinated securities or junior subordinated securities, as applicable in contravention of any of these terms and before all the senior debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the senior debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all such senior debt in full. (Section 1801 of the subordinated indenture or junior subordinated indenture, as applicable) By reason of such subordination, in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of the subordinated securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default in respect of the subordinated securities.

     The subordinated indenture or junior subordinated indenture, as applicable, may be modified or amended as provided under "Modification and Waiver" above, provided that no such modification or amendment may, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the subordinated indenture or junior subordinated indenture, as applicable, relating to the subordination of the subordinated securities or the junior subordinated securities and any related coupons in a manner adverse to such holders. (Section 902 of the subordinated indenture or junior subordinated indenture, as applicable)

Conversion of Convertible Debt Securities

     The holders of debt securities of a specified series that are convertible into our common stock or preferred stock will be entitled at certain times specified in the applicable prospectus supplement, subject to prior redemption, repayment or repurchase, to convert any convertible debt securities of such series (in denominations set forth in the applicable prospectus supplement) into common stock or preferred stock, as the case may be, at the conversion price set forth in the applicable prospectus supplement, subject to adjustment as described below and in the applicable prospectus supplement. Except as described below and as may be described in the applicable prospectus supplement, no adjustment will be made on conversion of any convertible debt securities for interest accrued thereon or for dividends on any common stock or preferred stock issued. (Section 1803 of the senior indenture, Section 1903 of the subordinated indenture) If any convertible debt securities not called for redemption are converted between a regular record date for the payment of interest and the next succeeding interest payment date, such convertible debt securities must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. (Section 1803 of the senior indenture, Section 1903 of the subordinated indenture) We are not required to issue fractional shares of common stock upon conversion of convertible debt securities that are convertible into common stock and, in lieu thereof, will pay a cash adjustment based upon the closing price (as defined in the indenture) of the common stock on the last business day prior to the date of conversion. (Section 1804 of the senior indenture, Section 1904 of the subordinated indenture) In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the redemption date. (Section 1802 of the senior indenture, Section 1902 of the subordinated indenture)

     Unless otherwise indicated in the applicable prospectus supplement, the conversion price for convertible debt securities that are convertible into our common stock is subject to adjustment under formulas set forth in the applicable indenture in certain events, including:

          - the issuance of our capital stock as a dividend or distribution on the common stock;

          -  subdivisions and combinations of the common stock;

          - the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the shareholders entitled to receive such rights or warrants, at less than the current market price (as defined in the indenture); and

          - the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described in the next paragraph) or rights or warrants (excluding those referred to above). (Section 1806 of the senior indenture, Section 1906 of the subordinated indenture)

     In the event that we distribute any rights or warrants to acquire capital stock pursuant to which separate certificates representing such capital stock rights will be distributed subsequent to the initial distribution of such capital stock rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of convertible debt securities), such subsequent distribution shall be deemed to be the distribution of such capital stock rights. We may, in lieu of making any adjustment in the conversion price upon a distribution of separate certificates representing such capital stock rights, make proper provision so that each holder of such a convertible debt security who converts it (or any portion of it) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of common stock issued with capital stock rights. If converted after such record date and prior to the expiration, redemption or termination of such capital stock rights, the holder shall be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversion, the same number of such capital stock rights as would a holder of the number of shares of common stock that such convertible debt security so converted would have entitled its holder to acquire in accordance with the terms and provisions applicable to the capital stock rights if such convertible debt security were converted immediately prior to the record date for such distribution. Common stock owned by or held for our account or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

     No adjustment in the conversion price of convertible debt securities that are convertible into common stock will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment in the conversion price of convertible debt securities that are convertible into common stock will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect, provided, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment. Any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. We reserve the right to make such reductions in the conversion price in addition to those required in the foregoing provisions as we in our discretion shall determine to be advisable in order that certain stock-related distributions we make to our shareholders in the future shall not be taxable. (Section 1806 of the senior indenture, Section 1906 of the subordinated indenture) Except as stated above, the conversion price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock or securities carrying the right to purchase any of the foregoing.

     In the case of a reclassification or change of the common stock, a consolidation or merger involving us, or a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the convertible debt securities then outstanding that are convertible into common stock will be entitled thereafter to convert such convertible debt securities into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such convertible debt securities been converted into common stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. (Section 1807 of the senior indenture, Section 1907 of the subordinated indenture)

     In the event of a taxable distribution to holders of common stock (or other transaction) which results in any adjustment of the conversion price of convertible debt securities that are convertible into common stock, the holders of such convertible debt securities may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of common stock or such convertible debt securities.

Exchange for Capital Securities

     To the extent set forth in a prospectus supplement, a specified series of debt securities may be mandatorily exchangeable for capital securities as described under "Description of Capital Securities" below.

Information Concerning the Trustees

     The trustee serves as trustee under indentures for certain of our other debt.

     The trustee may, from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify debt holders to this effect and any debt holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

                     DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, are or will be filed as exhibits to the registration statement of which this prospectus forms a part. The following summaries of certain provisions of the forms of warrant agreements and warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreements and the warrant certificates.

General

     If warrants are offered, the applicable prospectus supplement will describe the terms of such warrants, including, in the case of warrants for the purchase of debt securities, the following where applicable:

          -  the title of the warrants;

          -  the offering price for the warrants, if any;

          -  the aggregate number of the warrants;

          - the designation and terms of the debt securities purchasable upon exercise of the warrants;

          - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each of these securities;

          - if applicable, the date after which the warrants and any securities issued with the warrants will be separately transferable;

          - the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

          - the dates on which the right to exercise the warrants begins and expires;

          - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

          - whether the warrants represented by the warrant certificate or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

          - information with respect to any book-entry procedures;

          - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

          -  if applicable, a discussion of certain United
             States federal income tax considerations;

          -  any antidilution provisions of the warrants;

          - any redemption or call provisions applicable to the warrants; and

          - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     In the case of warrants for the purchase of common stock or preferred stock, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

          -  the title of the warrants;

          -  the offering price of the warrants, if any;

          -  the aggregate number of the warrants;

          - the designation and terms of the common stock or preferred stock that is purchasable upon exercise of the warrants;

          - if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each such security;

          - if applicable, the date after which the warrants and any securities issued with the warrants will be separately transferable;

          - the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the purchase price;

          - the dates on which the right to exercise the warrants begins and expires;

          - if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

          - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

          -  if applicable, a discussion of certain United
             States federal income tax considerations;

          -  any antidilution provisions of the warrants;

          - any redemption or call provisions applicable to the warrants; and

          - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

     Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

     Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

     The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

Common Stock Warrant Adjustments

     Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

          - the issuance of common stock as a dividend or distribution on the common stock;

          -  subdivisions and combinations of the common stock;

          - the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the shareholders entitled to receive such capital stock rights, at less than the current market price; and

          - the distribution to all holders of common stock of our evidences of our indebtedness or assets
             (excluding certain cash dividends and
             distributions described below) or rights or warrants (excluding those referred to above).

     We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant, make proper provision so that each holder of such common stock warrant who exercises such common stock warrant (or any portion thereof):

          - before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

          - after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such common stock warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such common stock warrant was exercised immediately prior to the record date for such distribution.

     Common stock owned by or held for our account or any of our majority owned subsidiaries shall not be deemed outstanding for the purpose of any adjustment.

     No adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

     In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert such common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such common stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

            DESCRIPTION OF STOCK PURCHASE CONTRACTS
                    AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and one or more shares of our common stock, preferred stock or fractions thereof or a debt security or our debt obligation, the debt obligation of a third party, including a U.S. Treasury security. Our common stock, preferred stock or debt securities or the debt obligation of a third party may serve as collateral to secure the holders' obligations to purchase the shares of common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase contracts. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units.

                DESCRIPTION OF CAPITAL SECURITIES

     Our authorized capital consists of 400,000,000 shares of Common Stock, no par value, and 7,500,000 shares of authorized preferred stock. As of June 30, 2001, there were 257.1 million shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. There are no other shares of capital stock authorized, issued or outstanding. We have no options, warrants, or other rights authorized, issued or outstanding, other than as described below under "Units" and "Shareholder Rights Plan," and options granted under our stock option plans.

Common Stock

     The holders of our Common Stock share ratably in dividends when and if declared by our board of directors from legally available funds. Our declaration and payment of cash dividends depends upon dividend payments by Sovereign Bank, which are our primary source of revenue and cash flow. We are a legal entity separate and distinct from our subsidiaries. Accordingly, our right, and consequently the right of our creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that our claims in our capacity as a creditor may be recognized.

     Prior to the issuance of any of our preferred stock that possesses voting rights (see "Preferred Stock" below), the holders of shares of Common Stock will possess exclusive voting rights on matters upon which shareholders have the right to vote. Each holder of shares of our Common Stock has one vote for each share held on matters upon which shareholders have the right to vote. Our shareholders cannot cumulate votes in the election of directors.

     The holders of our Common Stock have no preemptive rights to acquire any additional shares of our Common Stock. In addition, our Common Stock is not subject to redemption.

     Our articles of incorporation authorize our board of directors to issue authorized shares of our Common Stock without shareholder approval. Our Common Stock is listed on the New
York Stock Exchange under the symbol "SOV."

     In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of our Common Stock share ratably in any of our assets or funds that are available for distribution to shareholders after the satisfaction of our liabilities (or after adequate provision is made therefor) and after payment of any liquidation preferences of any outstanding of our preferred stock.

Preferred Stock

     Our board of directors is authorized to approve the issuance of our preferred stock, without any required approval of shareholders. Our board determines the rights, qualifications, restrictions, and limitations on each series of our preferred stock at the time of issuance. These rights may include rights to participating dividends, voting and convertibility into shares of our Common Stock. Shares of our preferred stock may have dividend, redemption, voting, and liquidation rights taking priority over our Common Stock, and may be convertible into our Common Stock.

Units

     On November 15, 1999, Sovereign Capital Trust II, a special purpose statutory trust, issued 5,750,000 units of trust preferred securities. Each unit consists of:

     - a preferred security having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the trust, which assets consist solely of debentures issued by us; and

     - a warrant to purchase, at any time prior November 20, 2029 (subject to redemption), 5.3355 shares (subject to antidilution adjustments) of our Common Stock.
        The exercise price of the warrants is equal to the accreted value of the preferred securities (subject to antidilution adjustments). The accreted value of a preferred security is equal to the sum of the initial purchase price of the preferred security component of each unit (i.e. $32.50) plus accrual of the discount (i.e. $17.50), calculated from November 15, 1999 to the date of exercise of the warrant at the all-in-yield of 11.74% per annum on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $50 on November 15, 2029.

Shareholder Rights Plan

     We maintain a shareholder rights plan designed to protect shareholders from attempts to acquire control of us at an inadequate price. Under the shareholder rights plan, each outstanding share of our Common Stock has attached to it one right to purchase one-hundredth of a share of junior participating preferred stock at an initial exercise price of $40. The rights are not currently exercisable or transferable, and no separate certificates evidencing such rights will be distributed, unless certain events occur.

     A holder can exercise the rights to purchase shares of the junior participating preferred stock if a person, group, or other entity acquires or commences a tender offer or an exchange offer for 9.9% or more of total voting power. A holder can also exercise if our board of directors declares a person or group who has become a beneficial owner of at least 4.9% of our Common Stock or total voting power an "adverse person," as defined in the rights plan, as amended.

     After the rights become exercisable, the rights (other than rights held by a 9.9% beneficial owner or an "adverse person") generally will entitle the holders to purchase either our Common Stock or the common stock of the potential acquiror, in lieu of the junior participating preferred stock, at a substantially reduced price.

     The rights can be redeemed at $.001 per right at any time by majority vote of our "continuing directors," as defined in the rights plan, as amended, and such other vote as required by law or our bylaws until the tenth business day following public announcement that a 9.9% position has been acquired. At any time prior to the date the rights become nonredeemable, our "continuing directors" can extend the redemption period. Rights are not redeemable following an "adverse person" determination.

Special Charter and Pennsylvania Corporate Law Provisions

     Our articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for our stock, a proxy contest for control of us, the assumption of control of us by a holder of a large block of our stock and the removal of our management. These provisions:

     - empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

     - divide our board of directors into three classes serving staggered three-year terms;

     - restrict the ability of shareholders to remove directors;

     - require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if the transaction is not approved, in advance, by our board of directors;

     -  prohibit shareholders' actions without a meeting;

     - require that shares with at least 80%, or in certain instances a majority, of total voting power approve the repeal or amendment of our articles of incorporation;

     - require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

     -  eliminate cumulative voting in elections of directors;

     - require an affirmative vote of at least two-thirds of out total voting power in order for shareholders to repeal or amend our bylaws;

     - require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and

     - provide that officers, directors, employees, agents and person who own 5% or more of the voting securities of any other corporation or other entity that owns 66-2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

     The Pennsylvania Business Corporation Law of 1988 also contains certain provisions applicable to us which may have the effect of impeding a change in control. These provisions, among other things:

     - require that, following any acquisition of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from the acquiring person or group in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation; and

     - prohibit for five years, subject to certain exceptions, a "business combination," which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets, with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power.

     In 1990, Pennsylvania adopted legislation further amending the Pennsylvania Business Corporation Law of 1988. To the extent applicable to us at the present time, this legislation generally:

     - expands the factors and groups (including shareholders) which our board of directors can consider in determining whether a certain action is in the best interests of the corporation;

     - provides that our board of directors need not consider the interests of any particular group as dominant or controlling;

     - provides that our directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

     - provides that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

     - provides that the fiduciary duty of our directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

     The 1990 amendments to the Pennsylvania Business
Corporation Law of 1988 explicitly provide that the fiduciary duty of directors does not require directors to:

     - redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

     - render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law of 1988, relating to control transactions, business combinations, control share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

     - act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

     One of the effects of the 1990 fiduciary duty statutory provisions may be to make it more difficult for a shareholder to successfully challenge the actions of our board of directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendments to the Pennsylvania Business Corporation Law of 1988 grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

     We opted out of coverage by the "disgorgement" and "control-share acquisition" statutes included in the 1990 legislation, pursuant to a bylaw amendment as permitted by the legislation. To the extent applicable to a Pennsylvania corporation, the "disgorgement" statute generally requires disgorgement by any person or group who or which has acquired or publicly disclosed an intent to acquire 20% or more of a corporation's voting power of any profit realized from the sale of any shares acquired within specified time periods of such acquisition or disclosure if the shares are sold within eighteen months thereafter. The "control share acquisition" statute generally prohibits a person or group who or which exceeds certain stock ownership thresholds (20%, 33-1/3% and 50%) for the first time from voting the "control shares" (i.e., the shares owned in excess of the applicable threshold) unless voting rights are restored by a vote of disinterested shareholders. As a result of our output from coverage for these statutes, neither the "disgorgement" nor the "control share acquisition" statute would apply to a nonnegotiated attempt to acquire control of us, although such an attempt would still be subject to the special charter and other provisions described in the preceding paragraphs. We can reverse this action, and thereby cause the "disgorgement" and "control share acquisition" statutes to apply to an attempt to acquire control of us, by means of an amendment to our bylaws, which could be adopted by our board of directors, without shareholder approval.

  DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

     The declaration of trust pursuant to which each Trust is organized will be replaced by an amended and restated declaration of trust, which will authorize the trustees of such trust to issue on behalf of such Trust one series of trust preferred securities and one series of trust common securities. The trust preferred securities will be issued to the public pursuant to the Registration Statement of which this prospectus forms a part, and the trust common securities will be issued directly or indirectly to us.

     The trust preferred securities will have such terms, including dividends, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the applicable declaration of trust or made part of such declaration of trust by the Trust Indenture Act. Reference is made to the applicable prospectus supplement relating to the trust preferred securities of such Trust for specific terms, including:

          - the distinctive designation of trust preferred securities;

          - the number of trust preferred securities issued by such Trust;

          - the annual distribution rate (or method of determining such rate) for trust preferred securities issued by such Trust and the date or dates upon which such distributions shall be payable;

          - whether distributions on trust preferred securities issued by such Trust shall be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by such Trust shall be cumulative;

          - the amount or amounts which shall be paid out of the assets of such Trust to the holder of trust preferred securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust;

          - the terms and conditions, if any, under which trust preferred securities of such Trust may be converted into shares of our capital stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire;

          - the terms and conditions, if any, upon which the related series of the applicable debt securities may be distributed to holders of trust preferred securities of such Trust;

          - the obligation, if any, of such Trust to purchase or redeem trust preferred securities issued by such Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which trust preferred securities issued by such Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

          - the voting rights, if any, of trust preferred securities issued by such Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by such Trust, as a condition to specified action or amendments to the applicable declaration of trust; and

          - any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such Trust consistent with the applicable declaration of trust or with applicable law.

     Pursuant to each declaration of trust, the property trustee will own the debt securities purchased by the applicable Trust for the benefit of the holders of the trust preferred securities. The payment of distributions out of money held by the Trust, and payments upon redemption of trust preferred securities or liquidation of any Trust, will be guaranteed by us to the extent described under "-- Trust Guarantees."

     Certain federal income tax considerations applicable to an investment in trust preferred securities will be described in the prospectus supplement relating thereto.

     In connection with the issuance of trust preferred securities, each Trust will also issue one series of trust common securities. Each amended declaration of trust will authorize the administrative trustee of a Trust to issue on behalf of such Trust one series of trust common securities having such terms, including distribution, conversion, redemption, voting, and liquidation rights or such restrictions as shall be set forth therein. Except as otherwise provided in the prospectus supplement relating to the trust preferred securities, the terms of the trust common securities issued by such Trust will be substantially identical to the terms of the trust preferred securities issued by such Trust, and the trust common securities will rank on a parity, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the applicable declaration of trust, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related Trust which issued such trust common securities. All of the trust common securities of each Trust will be directly or indirectly owned by us.

     The property trustee and its affiliates may provide customary commercial banking services to us and certain of our subsidiaries and may participate in our various financing agreements in the ordinary course of its business.

Trust Guarantees

     Set forth below is a summary of information concerning the trust guarantees which we will execute and deliver, from time to time, for the benefit of the holders of trust preferred securities. The accompanying prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the trust guarantee, which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

     General. We will irrevocably and unconditionally agree, to the extent set forth in the trust guarantees, to pay in full, to the holders of trust preferred securities of each series, the trust guarantee payments (as defined below) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off, or counterclaim which such Trust may have or assert. The following trust guarantee payments with respect to any series of trust preferred securities (to the extent not paid by the applicable Trust) will be subject to the trust guarantees (without duplication):

          - any accrued and unpaid dividends which are required to be paid on the trust preferred securities of such series, to the extent such Trust shall have funds legally available therefor;

          - the redemption price, including all accrued and unpaid distributions, payable out of funds legally available therefor, with respect to any trust preferred securities called for redemption by such Trust; and

          - upon a liquidation of such Trust (other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities issued by such Trust), the lesser of:

             - the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities of such series to the date of payment; and

             - the amount of assets of such Trust remaining available for distribution to holders of trust preferred securities of such series in liquidation of such Trust.

     Our obligation to make a trust guarantee payment may be satisfied by our direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable Trust to pay such amounts to such holders.

     Our Covenants. In each trust guarantee, except as may be provided in an applicable prospectus supplement, we will covenant that, so long as any trust preferred securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such trust guarantee or the applicable declaration of trust, then:

          - We will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our common stock other than:

             - purchases or acquisitions of shares of common stock in connection with our satisfaction of obligations under any employee benefit plan;

             - as a result of a reclassification of our common stock or the exchange or conversion of one class or series of our common stock for another class or series of our common stock;

             - the purchase of fractional interests in shares of our common stock pursuant to the conversion or exchange provisions of such common stock or the security being converted or exchanged; or

             - purchases or acquisitions of shares of common stock to be used in connection with acquisitions of common stock by shareholders pursuant to our dividend reinvestment plan, or make any guarantee payments with respect to the foregoing; and

          - We will not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees), issued by us which rank on a parity with or junior to such debt securities, other than at stated maturity.

     Amendment and Assignment. Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities of any series (in which case no vote will be required), each trust guarantee with respect to any series of trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities of such series. The manner of obtaining any such approval of holders of the trust preferred securities of each series will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the applicable series of trust preferred securities then outstanding.

     Termination of the Trust Guarantees. Each trust guarantee will terminate as to the trust preferred securities issued by the applicable Trust:

          - upon full payment of the redemption price of all trust preferred securities of such Trust;

          - upon distribution of the applicable debt securities held by such Trust to the holders of the trust preferred securities of such Trust; or

          - upon full payment of the amounts payable in accordance with the declaration of trust upon liquidation of such Trust. Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable Trust must return payment of any sums paid under such trust preferred securities or such trust guarantee.

     The subordination provisions of the applicable debt securities and the trust guarantees, respectively, may provide that in the event payment is made on debt securities or the trust guarantees in contravention of such provisions, such payments will be paid over to the holders of senior debt.

     Ranking of the Trust Guarantees. Unless otherwise specified in a prospectus supplement, each trust guarantee will constitute our unsecured obligation and will rank:

          - subordinate and junior in right of payment to all of our other liabilities;

          - on a parity with the most senior preferred or preference stock, if any, we issue hereafter and with any guarantee we enter into hereafter in respect of any preferred or preference stock or interests of any of our affiliates; and

          -  senior to our common stock.

     Each declaration of trust will provide that each holder of trust preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable trust guarantee.

     Each trust guarantee will constitute a guarantee of payment and not of collection. The trust guarantees will be deposited with the property trustee to be held for the benefit of any series of trust preferred securities. The property trustee will have the right to enforce the trust guarantees on behalf of the holders of any series of trust preferred securities. The holders of not less than 10% in aggregate liquidation preference of a series of trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the trust guarantee applicable to such series of trust preferred securities, including the giving of directions to the property trustee. If the property trustee fails to enforce a trust guarantee as above provided, any holder of trust preferred securities of a series to which such trust guarantee pertains may institute a legal proceeding directly against us to enforce its rights under such trust guarantee, without first instituting a legal proceeding against the applicable Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable Trust, and by complete performance of all obligations under such trust guarantee.

     Governing Law. Each trust guarantee will be governed by and construed in accordance with the laws of the State of New
York.

                   CERTAIN TAX CONSIDERATIONS

     The applicable prospectus supplement with respect to each type of security issued under this registration statement may contain a discussion of certain tax consequences of an investment in the securities offered thereby.

                      PLAN OF DISTRIBUTION

     We may offer the offered securities in one or more of the following ways from time to time:

          -  to or through underwriters or dealers;

          -  by ourselves directly;

          -  through agents; or

          - through a combination of any of these methods of sale.

     The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

         - the name or names of any underwriters, dealers or agents;

         - the purchase price of the offered securities and the proceeds we will receive from such sale;

         - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

         -  the initial public offering price;

         - any discounts or concessions to be allowed or reallowed or paid to dealers; and

         - any securities exchanges on which such offered securities may be listed.

     Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in an offering of the offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

         - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

         - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

         - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

     These transactions may be effected through the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     We may sell offered securities directly to one or more institutional purchasers, or through agents we designate from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     In addition, shares of common stock may be issued upon conversion of or in exchange for debt securities, preferred stock or depositary shares.

     Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

     Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.



                      ERISA CONSIDERATIONS

     Our subsidiary, Manchester Trust Bank, provides services to several employee benefit plans. Although the majority of these plans are employee-directed 401(k) plans, we and any of our direct or indirect subsidiaries may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, relating to some of these employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan to which we or any of our direct or indirect subsidiaries is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption issued by the U.S. Department of Labor. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

                          LEGAL MATTERS

     Stevens & Lee, P.C., Philadelphia, Pennsylvania, will act as our legal counsel and will pass upon the validity of any securities offered by this prospectus and any applicable prospectus supplement. Stevens & Lee and its attorneys own an aggregate of approximately 278,000 shares of our common stock and 5,200 PIERS Units. Counsel identified in the applicable prospectus supplement will act as legal counsel to the underwriters.

                             EXPERTS

     Our consolidated financial statements at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements referred to above are incorporated by reference in this prospectus in reliance upon the report given on the authority of Ernst & Young LLP as experts in accounting and auditing.



                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

SEC registration fee                                 $  236,280
NYSE Fees                                               100,000*
Printing fees                                           100,000*
Trustees' fees and expenses                              50,000*
Accountant's fees and expenses                          250,000*
Rating agencies' fees                                   500,000*
Attorneys' fees and expenses                            250,000*
Transfer agent fees                                      25,000*
Miscellaneous fees and expenses                      $  488,720*

     Total                                           $2,000,000

____________
*  Estimated except for the registration fee.

Item 15.  Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The Bylaws of Sovereign Bancorp provide for
(1) indemnification of directors, officers, employees, and agents of Sovereign Bancorp and its subsidiaries and (2) the elimination of a director's liability for monetary damages to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign Bancorp.

     The Declaration of each Trust provides that Sovereign Bancorp shall indemnify the property trustee or any of its affiliates, the Delaware trustee or any of its affiliates, or any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustee and the Delaware trustee (each, a "Fiduciary Indemnified Person") for, and hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under such Declaration.

     The Declaration of each Trust also provides that Sovereign Bancorp will indemnify, to the full extent permitted by law, any administrative trustee, affiliate of any administrative trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate thereof; or any officer, employee or agent of such Trust or its affiliates (each, a "Debenture Issuer Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Trust) by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Debenture Issuer Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Declaration of each Trust also provides that Sovereign Bancorp shall indemnify, to the full extent permitted by law, any Debenture Issuer Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Debenture Issuer Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Trust further provides that expenses (including attorneys' fees) incurred by a Debenture Issuer Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Sovereign Bancorp in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Debenture Issuer Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Sovereign Bancorp as authorized in the Declaration.

     Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of Sovereign Bancorp and its officers and directors and the Trustees who signed this Registration Statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933.

Item 16.  Exhibits.

     The Exhibit Index beginning on page E-1 is hereby incorporated by reference.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings in clauses (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act of
     1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on
October 30, 2001.

                              SOVEREIGN BANCORP, INC.

                              By/s/ Jay S. Sidhu_____________
                                Jay S. Sidhu,
                                President and Chief Executive
                                Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature               Title

/s/ Richard E. Mohn*____  Chairman of the       October 30, 2001
Richard E. Mohn           Board and Director

/s/ Jay S. Sidhu________  President, Chief      October 30, 2001
Jay S. Sidhu              Executive Officer
                          and Director

/s/ John A. Fry*________  Director              October 30, 2001
John A. Fry

/s/ Brian Hard*_________  Director              October 30, 2001
Brian Hard

/s/ Daniel K. Rothermel*  Director              October 30, 2001
Daniel K. Rothermel

/s/ Cameron C. Troilo*__  Director              October 30, 2001
Cameron C. Troilo

/s/ James D. Hogan______  Chief Financial       October 30, 2001
James D. Hogan            Officer (principal
                          financial officer)

/s/ George S. Rapp______  Chief Accounting      October 30, 2001
George S. Rapp            Officer (principal
                          accounting officer)

*By /s/ Jay S. Sidhu____
   Attorney-in-Fact



     Pursuant to the requirements of the Securities Act of 1933, Sovereign Capital Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment
No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on October 30, 2001.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis S. Marlo, Mark R. McCollom, David A. Silverman or Joseph M. Harenza, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                              SOVEREIGN CAPITAL TRUST III


                              By:/s/ Dennis S. Marlo___________
                                 Dennis S. Marlo
                                 as Trustee


                              By:/s/ Mark R. McCollom__________
                                 Mark R. McCollom
                                 as Trustee


                              By:/s/ David A. Silverman________
                                 David A. Silverman
                                 as Trustee



     Pursuant to the requirements of the Securities Act of 1933, Sovereign Capital Trust IV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment
No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on October 30, 2001.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis S. Marlo, Mark R. McCollom, David A. Silverman or Joseph M. Harenza, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              SOVEREIGN CAPITAL TRUST IV


                              By:/s/ Dennis S. Marlo__________
                                 Dennis S. Marlo
                                 as Trustee


                              By:/s/ Mark R. McCollom_________
                                 Mark R. McCollom
                                 as Trustee


                              By:/s/ David A. Silverman_______
                                 David A. Silverman
                                 as Trustee



EXHIBIT INDEX

Number   Description

  1.1 Form of underwriting agreement (including delayed delivery contract) for debt securities**

  1.2    Form of underwriting agreement for preferred stock**

  1.3    Form of underwriting agreement for depositary shares**

  1.4 Form of underwriting agreement for trust preferred securities**

  1.5    Form of underwriting agreement for common stock**

  1.6    Form of underwriting agreement for warrants**

  1.7 Form of underwriting agreement for stock purchase contracts**

  1.8 Form of underwriting agreement for stock purchase units**

  2.1 Agreement and Plan of Merger, dated as of July 16, 2001, between Sovereign Bancorp, Inc. and Main Street Bancorp, Inc. (Incorporated by reference to Exhibit 2 of Main Street Bancorp's Current Report on Form 8-K filed July 20, 2001)

  2.2    Stock Option Agreement, dated July 16, 2001, between
         Sovereign Bancorp, Inc. and Main Street Bancorp, Inc.
         (Incorporated by reference to Exhibit 99.1 of Main Street Bancorp's Current Report on Form 8-K filed
         July 20, 2001)

  3.1    Amended and Restated Articles of Incorporation of
         Sovereign Bancorp, Inc. (Incorporated by reference) to
         Exhibit 3.1 of Sovereign's Registration Statement
         No. 333-86961-01 on Form S-3)

  3.2    Bylaws of Sovereign Bancorp, Inc. (Incorporated by
         reference to Exhibit 3.2 to Sovereign Bancorp's Annual
         Report on Form 10-K for the year ended December 31,
         1998)

  4.1 Subordinated Trust Indenture dated as of February 1, 1994, between Sovereign Bancorp, Inc. and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as Trustee. (Incorporated by reference to Exhibit 4.1 to Sovereign Bancorp's Registration Statement No. 33-75472 on Form S-3)

  4.2 Senior Trust Indenture dated as of February 1, 1994, between Sovereign Bancorp, Inc. and BNY Midwest Trust Company (as successor to Harris Trust and Savings
         Bank), as Trustee. (Incorporated by reference to Exhibit 4.2 to Sovereign Bancorp's Registration Statement No. 33-75472 on Form S-3)

  4.3 Form of Junior Subordinated Indenture between Sovereign Bancorp, Inc. and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank) relating to junior subordinated securities. (Incorporated by reference to Exhibit 4.3 to Sovereign's Registration Statement No. 333-86961 on Form S-3.)

  4.4 Amended and Restated Rights Agreement, dated as of June 21, 2001, between Sovereign Bancorp, Inc. and Mellon Investor Services (Incorporated by reference to
         Exhibit 4.1 to Sovereign Bancorp's Current Report on Form 8-K/A No. 2 filed on July 3, 2001)

  4.5    Form of Debt Warrant Agreement (including form of Debt
         Warrant certificate)**

  4.6 Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant certificate)**

  4.7 Form of Common Stock Warrant Agreement (including form of Common Stock Warrant certificate)**

  4.8 Sovereign Bancorp, Inc. has outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of Sovereign Bancorp, Inc. and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. Sovereign Bancorp, Inc. agrees to furnish copies of such instruments to the Commission upon request

  4.9 Statement with Respect to Shares for the offered preferred stock**

  4.10 Form of deposit agreement with respect to the depositary shares (including the form of depositary receipt to be issued thereunder)**

  4.11   Certificate of Trust for Sovereign Capital Trust III.
         (Incorporated by reference to Exhibit 4.20 to Sovereign's Registration No. 333-86961 on Form S-3.)


  4.12   Declaration of Trust for Sovereign Capital Trust III.
         (Incorporated by reference to Exhibit 4.21 to Sovereign's Registration No. 333-86961 on Form S-3.)

  4.13 Form of Amended and Restated Declaration of Trust for Sovereign Capital Trust III (including the forms of preferred security and common security to be issued thereunder). (Incorporated by reference to
         Exhibit 4.22 to Sovereign's Registration No. 333-86961 on Form S-3.)

  4.14 Form of Guarantee with respect to the preferred securities of Sovereign Capital Trust III.
         (Incorporated by reference to Exhibit 4.23 to Sovereign's Registration No. 333-86961 on Form S-3.)

  4.15   Certificate of Trust for Sovereign Capital Trust IV.
         (Incorporated by reference to Exhibit 4.24 to Sovereign's Registration No. 333-86961 on Form S-3.)

  4.16   Declaration of Trust for Sovereign Capital Trust IV.
         (Incorporated by reference to Exhibit 4.25 to Sovereign's Registration No. 333-86961 on Form S-3.)

  4.17 Form of Amended and Restated Declaration of Trust for Sovereign Capital Trust IV (including the forms of preferred security and common security to be issued thereunder). (Incorporated by reference to
         Exhibit 4.26 to Sovereign's Registration No. 333-86961 on Form S-3.)

  4.18 Form of Guarantee with respect to the preferred securities of Sovereign Capital Trust IV.
         (Incorporated by reference to Exhibit 4.27 to Sovereign's Registration No. 333-86961 on Form S-3.)

  5.1 Opinion and Consent of Stevens & Lee as to the legality of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts, stock purchase units and trust preferred securities being registered.

  5.2 Opinion and Consent of Stevens & Lee as to the legality of the trust preferred securities being registered.

 12.1    Computation of Ratios of Earnings to Fixed Charges and
         Combined Fixed Charges and Preferred Stock Dividends***

 23.1    Consent of Ernst & Young LLP***

 23.2    Consent of Stevens & Lee (included in Exhibit 5.1 and
         5.2)

 24.1 Powers of Attorney of Directors and Officers (included on signature page)***

 25.1    Form T-1 of BNY Midwest Trust Company (as successor to
         Harris Trust and Savings Bank) as trustee under the Subordinated Trust Indenture***

 25.2    Form T-1 of BNY Midwest Trust Company (as successor to
         Harris Trust and Savings Bank) as trustee under the Senior Trust Indenture***

 25.3 Form T-1 of BNY Midwest Trust Company as trustee under Junior Subordinated Indenture

 25.4 Form T-1 of The Bank of New York as trustee under the amended and restated declaration of trust of Sovereign
         Capital Trust III

 25.5 Form T-1 of The Bank of New York as trustee under the amended and restated declaration of trust of Sovereign
         Capital Trust IV

 25.6 Form T-1 of The Bank of New York as trustee under the guarantee for the benefit of holders of trust preferred securities of Sovereign Capital Trust III

 25.7 Form T-1 of The Bank of New York as trustee under the guarantee for the benefit of holders of trust preferred securities of Sovereign Capital Trust IV

---------------------------

* To be filed by amendment.

** Will be filed as an exhibit to a Current Report on Form 8-K and thereby incorporated by reference herein in connection with the offering of each applicable class of securities.

*** Previously filed.